EXHIBIT 99.1

Moody’s Completes Acquisition of RMS

New York, September 15, 2021 – Moody’s Corporation (NYSE:MCO) announced today that it has completed its acquisition of RMS, which was announced on August 5, 2021. RMS is a leading global provider of climate and natural disaster risk modeling and analytics.

The acquisition expands Moody’s insurance data and analytics business and accelerates the development of the Company’s global integrated risk capabilities to address the next generation of risk assessment.

For more information visit Moody’s ESG & Climate Risk hub at www.moodys.com/esg

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ABOUT MOODY’S CORPORATION

Moody’s (NYSE: MCO) is a global integrated risk assessment firm that empowers organizations to make better decisions. Its data, analytical solutions and insights help decision-makers identify opportunities and manage the risks of doing business with others. We believe that greater transparency, more informed decisions, and fair access to information open the door to shared progress. With over 11,500 employees in more than 40 countries, Moody’s combines international presence with local expertise and over a century of experience in financial markets. Learn more at moodys.com/about.

For Moody’s:

SHIVANI KAK

Investor Relations

+1 212-553-0298

Shivani.kak@moodys.com

OR

JOE MIELENHAUSEN

Communications

+1 212-553-1461

joe.mielenhausen@moodys.com

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